UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2017

COLONY NORTHSTAR, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-37980	46-4591526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 S. Flower Street, 44th Floor Los Angeles, CA	90071
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 282-8820

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Colony NorthStar, Inc. (the “Company”) has filed Articles Supplementary classifying 12,650,000 shares of the Company’s authorized preferred stock as Series J Preferred Stock with the Maryland State Department of Assessments and Taxation (the “Articles Supplementary”). The Articles Supplementary became effective on September 22, 2017. A description of the material terms of the Series J Preferred Stock, as contained within the Articles Supplementary, is set forth below:

Issuer:	Colony NorthStar, Inc.

Security:	7.125% Series J Cumulative Redeemable Perpetual Preferred Stock

No Maturity:

Perpetual (unless repurchased or redeemed by the Issuer on or after September 22, 2022 or pursuant to its special optional redemption right, or converted by a holder in connection with a Change of Control (defined below))

Liquidation Preference:	$25.00 per share, plus accrued and unpaid dividends

Dividend Rate:

Holders of Series J Preferred Stock will be entitled to receive cumulative cash dividends on the Series J Preferred Stock at the rate of 7.125% per annum of the $25.00 per share liquidation preference, which is equivalent to $1.78125 per annum per share.

Dividend Payment Dates:

Dividends on the Series J Preferred Stock will be payable quarterly in arrears on or about the 15th day of each January, April, July and October. The first dividend on the Series J Preferred Stock sold in this offering will be paid on January 15, 2018 and will be in the amount of $0.55911 per share.

Optional Redemption:

Except in instances relating to preservation of our qualification as a REIT or pursuant to our special optional redemption right discussed below, our Series J Preferred Stock is not redeemable prior to September 22, 2022. On and after September 22, 2022, we may, at our option, redeem our Series J Preferred Stock, in whole, at any time, or in part, from time to time, for cash at a redemption price of $25.00 per share, plus any accrued and unpaid dividends (whether or not declared) to, but not including, the date of redemption.

Special Optional Redemption:

Upon the occurrence of a Change of Control (as defined below), we will have the option to redeem our Series J Preferred Stock, in whole, at any time, or in part, from time to time, within 120 days after the first date on which such Change of Control has occurred for cash at a redemption price of $25.00 per share, plus any accrued and unpaid dividends (whether or not declared) to, but not including, the redemption date. To the extent that we exercise our special optional redemption right relating to the Series J Preferred Stock, the holders of Series J Preferred Stock will not be permitted to exercise the conversion right described below in respect of their shares called for redemption.

Change of Control:

A “Change of Control” is when, after the original issuance of the Series J Preferred Shares, the following have occurred and are continuing:

•    the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of our capital stock entitling that person to exercise more than 50% of the total voting power of all shares of our capital stock entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•    following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or ADRs representing such common securities) listed on the NYSE, the NYSE Amex or NASDAQ, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE Amex or NASDAQ.

Conversion Rights:

Upon the occurrence of a Change of Control (as defined above), holders will have the right (unless we have elected to exercise our special optional redemption right to redeem their Series J Preferred Stock) to convert some or all of such holder’s Series J Preferred Stock into a number of shares of our Class A common stock, par value $0.01 per share, equal to the lesser of (A) the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends (whether or not declared) to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series J Preferred Stock dividend payment and prior to the corresponding Series J Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Stock Price; and (B) 3.7908 (i.e., the Share Cap), subject, in each case, to certain adjustments and provisions for the receipt of alternative consideration of equivalent value as described in the prospectus supplement.

If we have provided a redemption notice with respect to some or all of the Series J Preferred Stock, holders of any Series J Preferred Stock that we have called for redemption will not be permitted to exercise their Change of Control Conversion Right in respect of any of their shares of Series J Preferred Stock that have been called for redemption, and any Series J Preferred Stock subsequently called for redemption that has been tendered for conversion will be redeemed on the applicable date of redemption instead of converted on the Change of Control Conversion Date.

The summary set forth above is qualified in its entirety by reference to the copy of the Articles Supplementary included as an exhibit to the Company’s Registration Statement on Form 8-A filed with the U.S. Securities and Exchange Commission on September 22, 2017.

Item 8.01. Other Events.

As announced on September 13, 2017, the Board of Directors of the Company authorized the redemption of some or all of its 13,998,905 outstanding shares of its 8.25% Series B Cumulative Redeemable Perpetual Preferred Stock (the “Series B Preferred Stock”) from time to time, but no later than December 31, 2017.

On September 18, 2017, the Company received notice that the underwriters of the Company’s offering of 7.125% Series J Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share (“Series J Preferred Stock”), which offering was announced by the Company on September 13, 2017, have exercised their option to purchase an additional 1,600,000 shares of the Series J Preferred Stock. The Company estimates net proceeds from the underwriters’ purchase of the additional shares of Series J Preferred Stock, after deducting the underwriting discounts and commissions, will be approximately $38.7 million. As a result, on September 18, 2017, the Company delivered notice to holders of the Series B Preferred Stock that on October 18, 2017 (the “Redemption Date”), it intends to use the additional proceeds to redeem 1,549,600 shares of the Series B Preferred Stock (the “Redeemed Shares”). The Redeemed Shares will be redeemed at the redemption price of $25.00 per share, plus an amount equal to any accrued and unpaid dividends (whether or not declared) from August 15, 2017 up to, but not including, the Redemption Date. The redemption of the Redeemed Shares was contingent upon the closing of the Company’s offering of Series J Preferred Stock.

Dividends on the Redeemed Shares will cease to accrue on the Redemption Date. Upon redemption, the Redeemed Shares will no longer be outstanding, and all rights of the holders of such shares will terminate, except the right of the holders to receive the cash payable upon such redemption, without interest. All shares of Series B Preferred Stock are held in book-entry form through the Depository Trust Company (“DTC”). The Redeemed Shares will be redeemed pro rata and in accordance with the procedures of DTC.

A copy of the Company’s press release, dated September 18, 2017, announcing the partial redemption of the Series B Preferred Stock is filed as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1

Articles Supplementary designating Colony NorthStar, Inc.’s 7.125% Series J Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share, par value $0.01 per share (incorporated by reference to Exhibit 3.3 to the Company’s Form 8-A filed on September 22, 2017)

5.1	Opinion of Hogan Lovells US LLP regarding the legality of the Series J Preferred Stock*

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)*

99.1	Press Release, dated September 18, 2017, announcing the partial redemption of Colony NorthStar, Inc.’s 8.25% Series B Cumulative Redeemable Perpetual Preferred Stock*

*	Filed herewith.

EXHIBIT INDEX

Exhibit No.	Description

3.1

Articles Supplementary designating Colony NorthStar, Inc.’s 7.125% Series J Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share, par value $0.01 per share (incorporated by reference to Exhibit 3.3 to the Company’s Form 8-A filed on September 22, 2017)

5.1	Opinion of Hogan Lovells US LLP regarding the legality of the Series J Preferred Stock*

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)*

99.1	Press Release, dated September 18, 2017, announcing the partial redemption of Colony NorthStar, Inc.’s 8.25% Series B Cumulative Redeemable Perpetual Preferred Stock*

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLONY NORTHSTAR, INC.
Date: September 22, 2017

	By:	/s/ Ronald M. Sanders
Ronald M. Sanders
Executive Vice President, Chief Legal Officer and Secretary